                           ARTICLES OF INCORPORATION
                                      OF
                          AEROBIC POWER SYSTEMS, INC.


                                   ARTICLE I

         The name of the corporation is "Aerobic Power Systems, Inc." and it shall have the purpose of engaging in any lawful business.


                                  ARTICLE II

         The corporation shall have the authority to issue up to 200,000 shares of stock which shall be designated as "common stock."


                                  ARTICLE III

         The street address and county of the initial registered office of the corporation is Sutherland, Asbill & Brennan, 3100 First Atlanta Tower, 2 Peachtree Street, N.W., Atlanta, Georgia 30383-3001, Fulton County, Georgia, and the name of its initial registered agent at such address is Mark D. Kaufman.


                                  ARTICLE IV

         The name and address of the sole incorporator is:

                           Mark D. Kaufman
                           Sutherland, Asbill & Brennan
                           3100 First Atlanta Tower
                           2 Peachtree Street, N.W.
                           Atlanta, Georgia 30383-3001


                                   ARTICLE V

         The mailing address of the initial principal office of the corporation is:

                           12651 Elmwood Avenue
                           Cleveland, Ohio 44111
                           Attention: Jon A. Lindseth


                                  ARTICLE VI

         A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, except: (a) for any appropriation, in violation of his or her duties, of any business opportunity of the corporation, (b) for acts or omissions which involve intentional misconduct or a knowing violation of law, (c) for any type of liability set forth in section 14-2-832 of the Georgia Business Corporation Code (the "GBCC"), or (d) for any transaction from which the director derived an improper personal benefit. If the GBCC is hereafter amended to further eliminate or limit the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the GBCC, as so amended.

         Any repeal or modification of the foregoing paragraph by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.


                                  ARTICLE VII

         Any action required or permitted by the GBCC to be taken at a meeting of the shareholders of the corporation may be taken without a meeting if a written consent setting forth the action so taken shall be signed by the persons who would be entitled to vote at a meeting shares having voting power to cast not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shareholders entitled to vote were present and voted.


                                  ARTICLE VIII

         In discharging the duties of their respective positions and in determining what is believed to be in the best interests of the corporation, the Board of Directors, committees of the Board of Directors and individual directors, in addition to considering the effects of any action on the corporation or its shareholders, may consider the interests of the employees, customers, suppliers and creditors of the corporation and its subsidiaries, the communities in which offices or other establishments of the corporation and its subsidiaries are located, and all other factors such directors consider pertinent; provided, however, that this Article VIII shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide any constituency any right to be considered.

                                   ARTICLE IX

         The shareholders of the corporation shall not have a preemptive right to acquire the corporation's unissued or treasury shares or any other shares or securities of the corporation.

         IN WITNESS WHEREOF, the undersigned incorporator has executed these articles of incorporation.


                                             /s/ Mark D. Kaufman
                                             ----------------------------------
                                             Mark D. Kaufman

                             ARTICLES OF AMENDMENT
                                       OF
                          AEROBIC POWER SYSTEMS, INC.


                                       I.

         The name of the corporation, which was incorporated under the Georgia Business Corporation Code, is Aerobic Power Systems, Inc.


                                      II.

         The amendment adopted is to add Article X, as set forth below, to the Articles of Incorporation:

                                   "Article X

               Approval of the following matters shall require the affirmative vote of the holders of at least two-thirds of the outstanding shares of all capital stock of the corporation entitled to vote generally in the election of directors, considered for purposes of this Article X as one class:

                  1. any merger of the corporation with any other corporation except for any merger as to which a vote of the shareholders of this corporation is not otherwise required pursuant to the GBCC as now or hereafter in effect;

                  2. any acquisition of all of the outstanding shares of one or more classes or series of the corporation by another corporation through a share exchange;

                  3. any sale, lease, exchange or other disposition of all or substantially all of the property of the corporation except as to which a vote of the shareholders of this corporation is not otherwise required pursuant to the GBCC as now or hereafter in effect;

                  4.     any dissolution of the corporation; or

                  5.     any amendment or repeal of this Article X."

and such amendment was adopted on August 31, 1990.


                                                                          [SEAL]
                                                                     CERTIFICATE

        THIS DOCUMENT RECEIVED AND FILED IN THE OFFICE OF THE SECRETARY OF STATE
                                                                   BY:  J. Slate
                                                                  DATE:  9-24-90
                                                          TRANSACTION#: 90268022
                                                                         8923805

                                      III.

         No shares of the corporation having been issued, the amendment was adopted by the incorporator without shareholder action, which action was not required, pursuant to s.14-2-1005 of the Georgia Business Corporation Code.

         DULY EXECUTED and delivered, under seal, by the incorporator on August 31, 1990.


                                             /s/ Mark D. Kaufman
                                             ----------------------------------
                                             Mark D. Kaufman, as the
                                             incorporator

                               ARTICLES OF MERGER
                                       OF
               AEROBICS POWER SYSTEMS, INC., AN OHIO CORPORATION
                                 WITH AND INTO
               AEROBIC POWER SYSTEMS, INC., A GEORGIA CORPORATION

         Aerobic Power Systems, Inc., a Georgia corporation (the "Surviving Corporation") hereby executes the following Articles of Merger with respect to the merger (the "Merger") of Aerobic Power Systems, Inc., an Ohio corporation (the "Merging Corporation"), with and into the Surviving Corporation:


                                       I.

         The Agreement and Plan of Merger is attached hereto as Exhibit A and by reference made a part of these Articles of Merger (the "Plan").

                                      II.

         The Plan and the Merger have each been duly approved by the shareholders of the Merging Corporation and the shareholders of the Surviving Corporation.

                                      III.

         The Merger shall be effective upon delivery of these Articles of Merger to the Secretary of State of Georgia.

         DULY EXECUTED and delivered, under seal, by duly authorized officers of the Surviving Corporation on January 15, 1991.


THE SURVIVING CORPORATION:

                                             AEROBIC POWER SYSTEMS, INC.
         (Corporate Seal)

                                             By: /s/ David W. Dorheim
                                                -------------------------------
                                                David W. Dorheim
                                                President


     Attest:

     /s/ Mark D. Kaufman
     ----------------------------
     Mark D. Kaufman
     Secretary

                                   Exhibit A

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER is made and entered into this 6th day of November, 1990, by and between Aerobic Power Systems, Inc., a Georgia corporation (hereinafter called the "Georgia Company" or the "Surviving Corporation") and Aerobic Power Systems, Inc., an Ohio corporation (hereinafter called the "Merging Corporation"), said entities being hereinafter referred to sometimes jointly as the "Constituent Entities."

                                  WITNESSETH:

         WHEREAS, the Georgia Company by its Articles of Incorporation has an authorized capital stock consisting of two hundred thousand (200,000) shares of common stock, one hundred (100) shares of which are now issued and outstanding and are owned by Jon A. Lindseth; and

         WHEREAS, as of the date hereof, the Merging Corporation has an authorized capital stock consisting of two hundred thousand (200,000) shares of common stock without par value, of which forty-one thousand two hundred and fifty (41,250) are issued and outstanding and are owned by the persons listed, and in the amounts set forth opposite their names, on Schedule I attached hereto; and

         WHEREAS, the Boards of Directors of the Georgia Company and the Merging Corporation, by written consent in accordance with section 14-2-821 of the Georgia Business Corporation Code and section 1701.54 of the Ohio General Corporation Law, respectively, for the sole purpose of causing the Surviving Corporation to be a Georgia corporation, have approved and adopted this Agreement and Plan of Merger, and have recommended this Agreement and Plan of Merger to the shareholders of the respective Constituent Entities, and have declared it advisable and in the best interests of the Constituent Entities and their shareholders that the Merging Corporation merge with and into the Georgia Company, which shall be the surviving corporation, in the manner and upon the terms and conditions hereinafter set forth and with the effect provided by and pursuant to the applicable provisions of the corporation laws of the States of Georgia and Ohio, which laws permit the merger herein contemplated; and

         WHEREAS, the shareholders of the Georgia Company and the Merging Corporation have approved and adopted this Agreement and Plan of Merger by written consent in accordance with section 14-2-704 of the Georgia Business Corporation Code and section 1701.54 of the Ohio General Corporation Law, respectively.

         NOW, THEREFORE, in consideration of the mutual covenants, agreements and provision hereinafter contained, the Merging Corporation and the Georgia Company hereby agree as follows:

                                   ARTICLE I

         1. The Merger. At the Effective Time of the Merger (as hereinafter defined) the Georgia Company and the Merging Corporation shall be merged (the "Merger") into a single corporation in accordance with the laws of the States of Georgia and Ohio, by the Merging Corporation merging into the Georgia Company. The Georgia Company shall be the Surviving Corporation and shall exist under the name "Aerobic Power Systems, Inc.," as hereinafter provided. The principal office of the Surviving Corporation shall be located at 120 Interstate North Parkway East, Atlanta, Georgia 30339.

         2. Effective Time of the Merger. The Merger shall be effective upon delivery of the articles of merger for the Merger to the Secretary of State of Georgia and the Certificate of Merger to the appropriate official in Ohio (the "Effective Time of the Merger").

                                   ARTICLE II

         Effect of the Merger. At and after the Effective Time of the Merger, in accordance with the laws of the States of Georgia and Ohio:

         1. Corporate Existence. The Constituent Entities shall be a single corporation which shall be the Georgia Company as the Surviving Corporation and the separate existence of the Merging Corporation shall cease except to the extent provided by the laws of the State of Ohio in the case of a corporation after its merger into another corporation.

         2. Rights, Privileges, Etc. The Surviving Corporation shall possess all the rights, privileges, powers, immunities and franchises of a public as well as a private nature of each of the Constituent Entities, and all property, real, personal and mixed, including all patents, trademarks, trademark registrations and applications for registration of patents and trademarks, and all debts due on whatever account, including subscriptions for shares, and all other choses in action, and all and every other interest of, or belonging to, or due to, each of the Constituent Entities, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed;

and the title to all real estate, or any interest therein, vested in either of the Constituent Entities shall not revert nor be in any way impaired by reason of the Merger.

        3. Liabilities, Obligations, Etc. The Surviving Corporation shall be responsible and liable for all liabilities and obligations of each of the Constituent Entities, and shall be subject to all of the duties and liabilities of a corporation organized under the Georgia Business Corporation Code; and any claim existing or action or proceeding pending by or against either of the Constituent Entities may be prosecuted to judgment as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place, and neither the rights of creditors nor any liens upon the property of either of the Constituent Entities shall be impaired by the Merger.

        4. Corporate Acts. All acts, contracts, approvals and authorizations of the Merging Corporation, its shareholders, Board of Directors, committees elected or appointed by the Board of Directors, officers and agents, which were valid and effective immediately prior to the Effective Time of the Merger shall be taken for all purposes as the acts, contracts, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as they were with respect to the Merging Corporation.

        5. Articles of Incorporation. The Articles of Incorporation of the Georgia Company as in effect at the Effective Time of the Merger shall be the Articles of Incorporation of the Surviving Corporation, until further amended in the manner provided by law.

        6. Bylaws. The Bylaws of the Georgia Company shall be and constitute the Bylaws of the Surviving Corporation, until the same shall thereafter be altered, amended, or repealed in accordance with applicable law.

        7. Directors and Officers. The directors and officers of the Merging Corporation immediately prior to the Effective Time of the Merger shall be and constitute the directors and officers of the Surviving Corporation and shall hold office until their successors shall have been elected or appointed as provided in the Bylaws of the Surviving Corporation.


                                  ARTICLE III

        Manner and Basis of Converting Shares. The manner and basis of converting shares of stock of the Constituent Entities shall be as follows:

         1. Merging Corporation Common Stock. At the Effective Time of the Merger, each issued and outstanding share of the common stock without par value of the Merging Corporation ("Merging Corporation Common Stock") shall thereupon, without any action on the part of the holder thereof, be converted into one share of the Common Stock of the Surviving Corporation ("Surviving Corporation Common Stock"). Any shares of Merging Corporation Common Stock held as treasury stock by the Merging Corporation shall be cancelled and retired, and no consideration shall be issued or given in exchange therefor.

         2. Deemed Surviving Corporation Shareholders. At the Effective Time of the Merger, each shareholder of the Merging Corporation shall thereupon be deemed to be a shareholder of the Surviving Corporation to the extent of the number of shares of Surviving Corporation Common Stock to which he or she is entitled pursuant to this Agreement and Plan of Merger, whether or not certificates for Merging Corporation Common Stock are surrendered as herein provided.

         3. Merging Corporation Share Certificates. At or following the Effective Time of the Merger, each holder of a certificate or certificates theretofore representing Merging Corporation Common Stock shall surrender the same, along with a duly endorsed stock transfer power, to the Surviving Corporation. At or following the Effective Time of the Merger, upon surrender of his or her certificates representing Merging Corporation Common Stock, the Surviving Corporation shall deliver to each holder of Merging Corporation Common Stock a Surviving Corporation share certificate in the name of such holder, representing the shares of Surviving Corporation Common Stock into which his or her respective shares of Merging Corporation Common Stock shall have been converted as herein provided. Until surrendered as provided herein, each certificate representing shares of Merging Corporation Common Stock shall be deemed for all corporate purposes (including without limitation the payment of any dividends) to evidence ownership of the number of shares of Surviving Corporation Common Stock which the holder of such certificate has become entitled to receive pursuant to this Agreement and Plan of Merger.

         4. Stock of the Georgia Company. Each share of stock of the Georgia Company outstanding immediately prior to the Effective Time of the Merger shall be cancelled.

         5. Stock Options and Rights. All options and other rights for the purchase or other acquisition of Merging Corporation Common Stock which are outstanding immediately prior to the Effective Time of the Merger shall continue without impairment or alteration following the Effective Time of the Merger as outstanding options or other rights for the purchase or other acquisition of shares of Surviving Corporation Common Stock. Any options and other rights for the purchase or other acquisition of stock of the Georgia Company which are outstanding immediately prior to the Effective Time of the Merger shall be cancelled.

                                   ARTICLE IV

         Further Assurances. If at any time the Surviving Corporation shall determine that any further assignments or assurances or any other actions are necessary or desirable to vest in the Surviving Corporation the title to any property rights of the Merging Corporation or to better document the Merger or the transactions contemplated by this Agreement and Plan of Merger, the proper officers and directors of the Merging Corporation or the Surviving Corporation shall execute and make all such proper assignments and assurances and take all such actions as are necessary or proper so to do.

                                   ARTICLE V

         Shareholder Approval; Effectiveness. This Agreement and Plan of Merger shall be submitted to the shareholders of each of the Constituent Entities as provided by law and shall take effect upon the approval thereof by the shareholders of Merging Corporation and the Georgia Company in accordance with the laws of the States of Georgia and Ohio.

                                   ARTICLE VI

         Termination and Abandonment; Modification. Anything herein or elsewhere to the contrary notwithstanding, this Agreement and Plan of Merger may be terminated and the Merger abandoned by the Merging Corporation by appropriate resolution of its Board of Directors, in its sole discretion, at any time prior to the Effective Time of the Merger, notwithstanding approval of this Agreement and Plan of Merger by the shareholders of both the Constituent Entities. In the event of such termination and abandonment pursuant to the foregoing provisions of this Article VI, this Agreement and Plan of Merger shall become void and shall have no effect, without any liability on the part of either of the Constituent Entities or the shareholders, directors or officers thereof.

                                  ARTICLE VII

         1. Counterparts. This Agreement and Plan of Merger may be executed by each party upon a separate copy, and in such case one counterpart of this Agreement and Plan of Merger shall consist of enough of such copies to reflect the signature of all of the parties to this Agreement and Plan of Merger. This Agreement and Plan of Merger may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement and Plan of Merger or its terms to produce or account for more than one of such counterparts.

         2. No Third Party Beneficiaries. Except as otherwise expressly provided in this Agreement and Plan or Merger, nothing herein is intended nor shall be construed to confer upon or give any person, firm, association, trust, corporation or other entity, other than the Merging Corporation and the Georgia Company and their respective shareholders, any rights or remedies under or by reason of this Agreement and Plan of Merger.

         3. Integration. This Agreement and Plan of Merger constitutes the entire agreement between the Constituent Entities and supersedes all prior agreements and undertakings, oral and written, between the Constituent Entities with respect thereto.

         4.       Consent to Suit and Service of Process.  In accordance with section 1701.79(B)(6) of the Ohio General Corporation Law, the Surviving Corporation hereby consents to be sued and served with process in the State of Ohio and hereby irrevocably appoints the Secretary of State of the State of Ohio as its agent to accept service of process in any proceeding in the State of Ohio to enforce against the Surviving Corporation any obligation of the Merging Corporation, or to enforce the rights of a dissenting shareholder of the Merging Corporation.

         5. Qualification to Transact Business in Ohio as a Foreign Corporation. In accordance with section 1701.79(B)(7) of the Ohio General Corporation law, the surviving corporation hereby states its intention to be licensed to transact business in the State of Ohio and hereby appoints the Secretary of State of the State of Ohio as its designated agent with respect to service of any process, notice or demand.

         IN WITNESS WHEREOF, the parties to this Agreement and Plan of Merger, pursuant to the approval and authority duly given by written consents of their Boards of Directors and shareholders, have caused this Agreement and Plan of Merger to be executed by duly authorized officers of each party hereto.


THE MERGING CORPORATION:

                                             AEROBIC POWER SYSTEMS, INC.,
                                             an Ohio corporation


                                             By: /s/ David W. Dorheim  11/6/90
                                                ------------------------------
                                                David W. Dorheim, President

Attest:


/s/ Mark D. Kaufman
------------------------------
Mark D. Kaufman, Secretary



THE SURVIVING CORPORATION:

                                             AEROBIC POWER SYSTEMS, INC.,
                                             a Georgia corporation


                                             By: /s/ David W. Dorheim  11/6/90
          (Corporate Seal)                       ------------------------------
                                                 David W. Dorheim, President


Attest:


/s/ Mark D. Kaufman
------------------------------
Mark D. Kaufman, Secretary

                                  SCHEDULE I


                                                    Number of
Shareholder                                       Common Shares
-----------                                       -------------

R. Dennis Bentz                                       1,000
Charity Cheiky                                        8,080
Mike Cheiky                                           2,000
David W. Dorheim                                      1,000
Mark G. Ewald                                           250
Sally Gries                                             387
Robert Gries                                            594
Frank Harris                                          1,000
Robert Nimocks                                          200
Christopher Pedicini                                    250
Mark J. Schimpf                                         250
Leonard Skeggs                                        3,437
Charles L. Smythe, Jr.                                  442
Corinne F. Smythe                                       500
Ruthana Dreisbach Trust                               1,366
Madeline N. Porter Trust                              2,800
Battery Partners                                      2,694
The Kindt-Collins Company                            15,000

                                  CERTIFICATE
                                       OF
                            REQUEST FOR PUBLICATION

         The undersigned does hereby certify:

         1. That he is the duly elected and acting Secretary of Aerobic Power Systems, Inc., a Georgia corporation (the "Corporation") and that he is authorized to execute and deliver this certificate on behalf of the Corporation:

         2. That a request for publication of notice of intent to file Articles of Merger pursuant to which Aerobic Power Systems, Inc., an Ohio corporation will merge with and into the Corporation, together with payment for such publication, has been mailed or delivered as required by and in accordance with Georgia Business Corporation Code s. 14-2-1105.1(b).

         DULY EXECUTED and delivered by the undersigned on January 15, 1991.



                                             /s/ Mark D. Kaufman
                                             ---------------------
                                             Name:  Mark D. Kaufman
                                             Title: Secretary

Sworn to and subscribed before
me on January 15, 1991.

/s/ Mary E. Arnold
------------------
Notary Public
My Commission Expires: October 2, 1994

(Notary Seal)

                             ARTICLES OF AMENDMENT
                                       OF
                          AEROBIC POWER SYSTEMS, INC.


                                       I.

         The name of the corporation, which was organized under the Georgia Business Corporation ("G.B.C.C."), is "Aerobic Power Systems, Inc."


                                      II.

         The amendment adopted is to amend Article I of the Articles of Incorporation of the corporation to change the name of the corporation to "AER Energy Resources, Inc.", so that, as amended, said Article I shall read as follows:

                                      "I.

         The name of the corporation is AER Energy Resources, Inc. and it shall have the purpose of engaging in any lawful business."


                                      III.


         The date of the adoption of the amendment by the Board of Directors was January 17, 1991.


                                      IV.

         The amendment was adopted by the Board of Directors without shareholder action, which was not required according to the provisions of G.B.C.C. s.14-2-1002.


         DULY EXECUTED and delivered, under seal, by the undersigned on February 4, 1991.


                                    AEROBIC POWER SYSTEMS, INC.

                                    By: /s/ Mark D. Kaufman
                                       ---------------------------------
                                       Mark D. Kaufman,
                                       Secretary

                             ARTICLES OF AMENDMENT
                                      OF
                          AER ENERGY RESOURCES, INC.


                                      I.

         The name of the corporation, which was organized under the Georgia Business Corporation Code, is "AER Energy Resources, Inc."


                                      II.

         The amendment adopted is to amend Article II of the Articles of Incorporation by deleting Article II in its entirety and substituting in lieu thereof the following:


                                  Article II

         The corporation shall have the authority to issue up to 300,000 shares of stock which shall be designated as "common stock."


                                     III.

         The date of the adoption of the amendment was April 15, 1992.


                                      IV.

         The amendment was duly approved by the shareholders of AER Energy Resources, Inc. in accordance with the provisions of Georgia Business Corporation Code Section 14-2-1003.

         IN WITNESS WHEREOF, AER Energy Resources, Inc. has executed these Articles of Amendment.


                                    AER ENERGY RESOURCES, INC.


                                    By: /s/ David W. Dorheim
                                       ---------------------------------------
                                       David W. Dorheim, President

                              ARTICLES OF AMENDMENT
                                       OF
                           AER ENERGY RESOURCES, INC.

                                       I.

         The name of the corporation, which was organized under the Georgia Business Corporation Code, is "AER Energy Resources, Inc."

                                       II.

         The amendments adopted amend Article II of the articles of incorporation of the corporation so that, as amended, Article II is as follows:

                                  "ARTICLE II

                  2.1 Capital Structure. The corporation has the authority, acting by its Board of Directors, to issue not more than one hundred ten million (110,000,000) shares, divided into classes as follows:

                           (a) one hundred million (100,000,000) shares shall be common shares having no par value ("Common Shares"); and

                           (b) ten million (10,000,000) shares shall be preferred shares having no par value ("Preferred
                  Shares").

         The preferences, limitations and relative rights of the Common Shares and of the Preferred Shares are set forth below and are otherwise subject to applicable law.

                  2.2 Treasury Shares. Any shares of the corporation reacquired by the corporation shall become treasury shares.

                  2.3 Common Shares. The Common Shares (a) shall be one and the same class and (b) subject to the rights of the Preferred Shares, shall (i) have unlimited voting rights (with each share having one vote on each matter submitted to shareholders for a vote), (ii) have equal rights of participation in dividends and other distributions, and (iii) be entitled to receive the net assets of the corporation ratably upon dissolution.

                  2.4      Preferred Shares--Authorization of Board of
         Directors to Determine. The Board of Directors is hereby authorized, subject to the provisions of this Article II and applicable law, to adopt and file from time to time articles of amendment to the articles of incorporation setting forth:

                                    (a)      its determination of the
                  preferences, limitations and relative rights (i) of the Preferred Shares before the issuance of any Preferred Shares if they are not to be issued in series or (ii) if Preferred Shares are to be issued in series, of one or more series of Preferred Shares before the issuance of any Preferred Shares of that series; and

                                    (b)      if Preferred Shares are to be
                  issued in series, its determination of (i) the number of Preferred Shares within that series and (ii) before the issuance of any Preferred Shares of that series, the distinguishing designation of that series.

         The Board of Directors may, unless the terms of the Preferred Shares issued pursuant to this section 2.4 provide otherwise, increase or decrease the number of Preferred Shares in a series (but not below the number of Preferred Shares in that series then issued) by adopting and filing articles of amendment to the articles of incorporation in accordance with applicable law. Without limiting the foregoing, the Board of Directors is hereby expressly authorized to determine in such articles of amendment providing for the issuance of the Preferred Shares, or of a series of the Preferred Shares, the preferences, limitations and relative rights of the Preferred Shares, or of such series of the Preferred Shares, in the following respects:

                                            (1)      the rate of dividends, the
                  times of payment and the date from which, and the basis on which, dividends shall be accumulated, if dividends are to be cumulative;

                                            (2)      whether or not the
                  Preferred Shares, or such series of the Preferred Shares, have voting rights, and the extent of such voting rights, if any;

                                            (3)      whether the Preferred
                  Shares, or such series of the Preferred Shares, can be redeemed and, if so, the redemption price and terms and conditions of redemption;

                                            (4)      the terms and conditions,
                  if any, on which the Preferred Shares, or such series of the Preferred Shares, may be converted into Common Shares or any other securities;

                                            (5)      the amount payable upon the
                  Preferred Shares, or such series of the Preferred Shares, in the event of voluntary and involuntary dissolution, liquidation or winding up of the affairs of the corporation;

                                            (6)      purchase, retirement or
                  sinking fund provisions, if any, for the redemption of the Preferred Shares or such series of the Preferred Shares; and

                                            (7)      any other preferences,
                  limitations and relative rights of the Preferred Shares or of such series of the Preferred Shares.

         All shares of a series of Preferred Shares determined by the Board of Directors must have preferences, limitations and relative rights identical with those of other Preferred Shares of the same series and, except to the extent otherwise provided in the description of a series of Preferred Shares, with those of other series of Preferred Shares. Different series of the Preferred Shares shall not be construed to constitute different voting groups for the purpose of voting by groups, except when such voting by groups is expressly required by applicable law or when the terms of the Preferred Shares issued pursuant to this section 2.4 provide otherwise.

                  2.5 No Preemptive Rights. No holders of shares of the corporation of any class or series shall be entitled as a matter of right to any preemptive right to subscribe for or purchase any shares of any class or series, whether now or hereafter authorized, any options or rights to purchase any such shares, or any bonds, debentures or other securities of the corporation, whether or not convertible into or carrying an option to purchase any such shares.

                                      III.

         The amendments adopted further amend the articles of incorporation of the corporation by deleting in their entirety Article IX (providing for no preemptive rights because this is contained in amended Article II) and Article X (providing for a 2/3 vote of shareholders for mergers, share exchanges, sales of all or substantially all the assets of the corporation for which a shareholder vote is required, dissolution of the corporation or amendment or repeal of
Article X).

                                       IV.

          The date of the adoption of the amendments was May 12, 1993.

                                       V.

         The amendments were duly approved by the shareholders in accordance with the provisions of O.C.G.A.ss.14-2-1003.

         DULY EXECUTED and delivered by the undersigned on May 12, 1993.


                                          AER ENERGY RESOURCES, INC.


                                          By: /s/ DAVID W. DORHEIM
                                             ---------------------------------
                                             David W. Dorheim
                                             President


                               *   *   *   *   *

                              ARTICLES OF AMENDMENT
                                       OF
                           AER ENERGY RESOURCES, INC.

                                       I.

         The name of the corporation, which was organized under the Georgia Business Corporation Code, is "AER Energy Resources, Inc."

                                       II.

                  The amendment adopted amends Article VII of the articles of incorporation of the corporation so that, as amended, Article VII shall read as follows:

                                  "ARTICLE VII

                           Any action required or permitted by the GBCC to be taken at a meeting of the shareholders of the corporation may be taken without a meeting if a written consent setting forth the action so taken shall be signed by all the shareholders entitled to vote on the action."

                                      III.

                  The date of the adoption of the amendment was June, 14, 1993.

                                       IV.

                  The amendment was duly approved by the shareholders in accordance with the provisions of O.C.G.A.ss.14-2-1003.

                  DULY EXECUTED and delivered by the undersigned on June 15, 1993.


                                        AER ENERGY RESOURCES, INC.


                                        By: /s/ David W. Dorheim
                                           -------------------------------
                                           David W. Dorheim
                                           President


                            *   *   *   *   *

                            ARTICLES OF AMENDMENT TO
                          ARTICLES OF INCORPORATION OF
                           AER ENERGY RESOURCES, INC.

         In accordance with Sections 14-2-602 and 14-2-1006 of the Georgia Business Corporation Code (the "Code"), AER Energy Resources, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the Code, DOES HEREBY CERTIFY:

         1.       The name of the Corporation is AER Energy Resources, Inc.

         2. The following resolution setting forth an amendment to the Corporation's Articles of Incorporation has been duly adopted by the Corporation's Board of Directors:

                           RESOLVED, THAT ARTICLE II OF THE CORPORATION'S
                  ARTICLES OF INCORPORATION IS HEREBY AMENDED BY ADDING THE FOLLOWING PROVISIONS TO THE END OF SECTION 2.4: "THE CORPORATION IS AUTHORIZED TO ISSUE 425,000 SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK, NO PAR VALUE (THE "SERIES A PREFERRED STOCK"). THE SERIES A PREFERRED STOCK SHALL HAVE THE TERMS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS SET FORTH ON EXHIBIT A HERETO."

         3. The "Exhibit A" referenced in the foregoing resolution is included in these Articles of Amendment and is the same "Exhibit A" as is attached hereto.

         4. The foregoing resolution containing the amendment was duly adopted on September 21, 2000, by the Corporation's Board of Directors in accordance with the provisions of Sections 14-2-602 and 14-2-1002 of the Code. This amendment was adopted by the Corporation's Board of Directors without shareholder action and such shareholder action was not required.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed by the undersigned duly authorized officer, this 27th day of September, 2000.


                               AER ENERGY RESOURCES, INC.


                               By: /s/  J. T. MOORE
                                  ----------------------------------------------
                                  J.T. Moore
                                  Vice President and Chief Financial Officer

                                    EXHIBIT A

             TERMS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF
                     SERIES A CONVERTIBLE PREFERRED STOCK OF
                           AER ENERGY RESOURCES, INC.

         The following terms shall have the meanings specified:

         "Articles of Incorporation" shall mean the Articles of Incorporation of the Corporation, as amended.

         "Base Price" shall mean $0.738.

         "Board of Directors" shall mean the board of directors of the Corporation.

         "Bylaws" shall mean the bylaws of the Corporation, as amended.

         "Common Stock" shall mean the common stock, no par value per share, of the Corporation.

         "Conversion Notice" shall have the meaning provided in Section (d)(5) hereof.

         "Conversion Price" shall equal $0.851; provided, however, that if 115% of the average closing bid price of the Common Stock as reported on the OTC-BB for the 20 consecutive trading days ending on the first anniversary of the Original Issue Date (such 20-day average price being referred to in this definition as the "Adjusted Price") is less than the Conversion Price, then the Conversion Price shall equal the greater of (1) 115% of the Adjusted Price and
(2) $0.554; provided, further, that the Conversion Price shall also be subject to the adjustments provided in Section (d)(6) hereof.

         "Conversion Rate" shall equal such number of shares of Common Stock equal to (1) the then applicable Liquidation Value, divided by (2) the then applicable Conversion Price.

         "Conversion Rights" shall have the meaning provided in Section (d) hereof.

         "Conversion Shares" shall mean the shares of Common Stock into which each share of Series A Preferred Stock is convertible pursuant to Section (d) hereof.

         "Corporation" shall mean AER Energy Resources, Inc., a Georgia corporation.

          "Extraordinary Transaction" shall mean any of the following events:

         (1) the consummation of a merger, share exchange, acquisition of stock or other similar transaction, as a result of which the Corporation shall not continue to exist or shall continue to exist only as a subsidiary of another entity (other than a parent or subsidiary of the Corporation);

         (2) the consummation of a sale of all or substantially all the assets of the Corporation to a person or entity (other than a parent or subsidiary of the Corporation); or

         (3) the public announcement of a tender offer (other than by a parent or subsidiary of the Corporation) for all of the outstanding shares of Common Stock.

         "Georgia Code" shall mean the Georgia Business Corporation Code, O.C.G.A.ss.14-2-101 et seq., as amended.

         "Liquidation" shall have the meaning provided in Section (b) hereof.

         "Liquidation Value," with respect to a share of Series A Preferred Stock, shall equal the Stated Value of such share plus all accrued but unpaid dividends with respect to such share.

         "Original Issue Date" shall mean September 27, 2000.

         "OTC-BB" shall mean the Over-the-Counter Bulletin Board automated quotation system operated by The Nasdaq Stock Market, Inc., or any successor quotation system.

         "Redemption Notice" shall have the meaning provided in Section (e)(1) hereof.

         "Redemption Price" shall have the meaning provided in Section (e)(1) hereof.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Series A Preferred Stock" shall mean the 425,000 shares of Series A Convertible Preferred Stock, no par value, hereby established.

         "Stated Value" per share of the Series A Preferred Stock shall mean the per share issue price for any share of Series A Preferred Stock, as adjusted pursuant to Section (d)(6) hereof after the Original Issue Date. The initial Stated Value per share of Series A Preferred Stock is $10.00.

         The terms, preferences, limitations and relative rights of the Series A Preferred Stock are as follows:

         (a) Dividend Rights. The following dividend rights shall apply to the Series A Preferred Stock:

                  (1) The holders of outstanding shares of Series A Preferred Stock shall be entitled to receive cash dividends when, as and if declared by the Board of Directors out of any funds legally available therefor at the rate of 6.75% of the

         Liquidation Value per annum, or $0.675 per share of Series A Preferred Stock based upon the initial Stated Value per share.

                  (2) Dividends shall accrue on each share of Series A Preferred Stock from the Original Issue Date, and shall accrue from day to day, whether or not earned or declared and whether or not there shall be funds legally available for the payment of such dividends. Such dividends shall be cumulative so that, if such dividends in respect of any previous or current quarterly dividend period, at the rate specified above, shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution shall be paid on or declared and set apart for the Common Stock or any other stock ranking junior to the Series A Preferred Stock. Any accumulation of dividends on the Series A Preferred Stock shall not bear interest.

                  (3) No cash dividend shall be paid or declared on Common Stock or any or any other stock ranking junior to the Series A Preferred Stock as to dividend preference unless (A) full accrued and unpaid dividends on the Series A Preferred Stock for all past dividend periods and the then current dividend period shall have been paid or declared and a sum sufficient for the payment above set apart and (B) the Corporation shall also pay each holder of the Series A Preferred Stock the amount of such cash dividend per share of Common Stock, multiplied by the number of shares of Common Stock that such holder would have received if, immediately prior to the declaration date of such dividend, all shares of Series A Preferred Stock owned by such holder were converted into Common Stock pursuant to Section (d) hereof.

                  (4) Each dividend shall be paid to the holders of record of the Series A Preferred Stock as they shall appear on the stock register of the Corporation on such record date, not exceeding 45 days nor less than 10 days preceding a dividend payment date, as shall be fixed by the Board of Directors or a duly authorized committee thereof.

         (b) Liquidation Rights. Subject to the rights of any class of stock of the Corporation with liquidation preferences senior to the Series A Preferred Stock, in the event of the liquidation, dissolution or winding up for any reason, including, without limitation, bankruptcy, of the Corporation or any of the Corporation's subsidiaries, the assets of which constitute all or substantially all the assets of the business of the Corporation and its subsidiaries taken as a whole (each such event being referred to as a "Liquidation"), the holders of the outstanding shares of Series A Preferred Stock shall be entitled to receive in exchange for and in redemption of each share of their Series A Preferred Stock, and on a parity with the holders of any capital stock ranking pari passu to the Series A Preferred Stock, from any funds, proceeds or assets legally available for distribution to shareholders, an amount equal to the greater of (1) the Liquidation Value as of the date that the Liquidation is approved by the shareholders of the Corporation, or, if no such approval is required, the Board of Directors, or (2) the aggregate amount of such funds, proceeds or assets, multiplied by a fraction:

                  (x) the numerator of which is the number of Conversion Shares to which the holder of such share of Series A Preferred Stock would be entitled to receive by virtue of converting such share; and

                  (y) the denominator of which is the aggregate of the number of Conversion Shares, shares of Common Stock outstanding, and all other shares of outstanding capital stock of any series the holders of which are entitled to participate in the proceeds of a Liquidation.

         All the preferential amounts to be paid to the holders of Series A Preferred Stock under this Section (b) shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any funds, proceeds or assets of the Corporation to, the holders of shares of Common Stock or any class or series of stock of the Corporation ranking junior to the Series A Preferred Stock in connection with a Liquidation as to which this Section (b) applies. If the funds, proceeds and assets to be distributed to the holders of Series A Preferred Stock are insufficient to permit the payment to such holders of the full amounts payable to such holders, the funds, proceeds and assets legally available for distribution shall be distributed ratably among the holders of Series A Preferred Stock in proportion to the full amount each such holder is otherwise entitled to receive.

         (c) Voting Rights. Except as provided herein or by the Code, the Series A Preferred Stock shall not have any voting rights.

         (d) Conversion. The holders of Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  (1)      Conversion Rate.

                           (A) For purposes of this Section (d), each share of Series A Preferred Stock shall be convertible, at the times and under the conditions described in this Section (d), at the rate of one share of Series A Preferred Stock to the number of shares of Common Stock that equals the Conversion Rate. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the shares of Series A Preferred Stock to be converted in accordance with the procedures described in Section (d)(5) hereof.

                           (B) No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred Stock, and any shares of Series A Preferred Stock surrendered for conversion that would otherwise result in a fractional share of Common Stock shall be redeemed in cash at the then effective Conversion Price per share, payable as promptly as possible when funds are legally available therefor.

                  (2)      Conversion at Option of Holders. Subject to Section
         (d)(5) hereof, each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after issuance, in whole or in part, at the office of the Corporation or any transfer agent for the Series A Preferred Stock, into Common Stock at the then effective Conversion Rate

                  (3)      Conversion at Option of Company.

                           (A) Beginning on the date that is three years after the Original Issue Date, and if all the conditions of Section (d)(3)(B) are satisfied, the Corporation may require that each holder of Series A Preferred Stock convert such holder's shares of Series A Preferred Stock into Common Stock in accordance with Section (d) hereof.

                           (B) All of the following conditions must be met in order for the Corporation to exercise the conversion rights set forth in Section (d)(3)(A) hereof:

                                    (i)      the average closing bid price of a
                           share of the Common Stock (as reported on the OTC-BB) for any 20 trading days out of the 30 trading days immediately preceding such exercise shall be greater than or equal to 250% of the Conversion Price as of the date of such exercise;

                                    (ii)     a registration statement filed
                           under the Securities Act covering the resale of shares of Common Stock that may be received upon the conversion of all shares of the Series A Preferred Stock (the "Resale Registration Statement") is effective and has been continuously effective for at least three months;

                                    (iii)    from the effective date of the
                           Resale Registration Statement until the date of such exercise, the Common Stock has been continuously listed or quoted on a national securities exchange, on any tier of The Nasdaq Stock Market, Inc. or on an automated inter-dealer quotation system (including the OTC-BB), and the Corporation has not received any written notice stating that such exchange, market or system has delisted or is seeking to delist the Common Stock from such exchange, market or system; and

                                    (iv)     for a three-month period ending on
                           the Conversion Date with respect to such exercise, there has not been a public announcement of an Extraordinary Transaction that is pending on or has been consummated before the Conversion Date.

                  (4) Conversion Upon Extraordinary Transaction. At any time after the date that an Extraordinary Transaction has been announced and is then pending, any holder of Series A Preferred Stock may convert all of its shares of Series A Preferred Stock into a number of shares of Common Stock calculated by dividing (A) the greater of (i) the then applicable Liquidation Value and (ii) the

         Stated Value, plus the dividends that would have accrued on the Series A Preferred Stock in the event that no dividends were declared and paid by the Corporation for a period of three years from the Original Issue Date, by (B) the then applicable Conversion Price.

                  (5) Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to receive certificates representing the shares of Common Stock into which shares of Series A Preferred Stock are converted in accordance with Sections (d)(2),
         (d)(3), (d)(4) or (e)(2) hereof, such holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock, duly endorsed, with signatures guaranteed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at such office of the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued, if different from the name shown on the books and records of the Corporation (the "Conversion Notice"). The Conversion Notice shall also contain such representations as may reasonably be required by the Corporation to the effect that the shares to be received upon conversion are not being acquired and will not be transferred in any way that might violate the then applicable securities laws. The Corporation shall, as soon as practicable thereafter and in no event later than 10 days after the delivery of said certificates and Conversion Notice, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder as provided in the Conversion Notice, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. The conversion shall be effective at the time the Corporation accepts the Conversion Notice as being proper in form and substance. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion pursuant to Sections (d)(2), (d)(3), (d)(4) or (e)(2) hereof shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of the effective date of conversion pursuant to this Section (d). All certificates issued upon the exercise or occurrence of the conversion shall contain a legend governing restrictions upon such shares imposed by law (if any) or agreement of the holder or his or its predecessors, successors or permitted assigns.

                  (6) Conversion Price Adjustments. The Stated Value (and therefore, the Liquidation Value, the Conversion Price, the corresponding Conversion Rate and the $0.851 and $0.554 figures set forth in the definition of Conversion Price) shall be subject to adjustment from time to time as follows:

                           (A) Common Stock Issued at Less Than the Current Conversion Price. If the Corporation shall issue any Common Stock other than Excluded Securities (as hereinafter defined) without consideration or for a consideration per share less than the then current Conversion Price, the Conversion Price in effect immediately prior to each such issuance shall immediately (except as provided below) be reduced by multiplying the Conversion Price by a fraction of which the numerator shall be an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance multiplied by the current Conversion Price plus (y) the consideration, if any, received by the Corporation upon such issuance and the denominator shall be the total number of shares of Common Stock outstanding immediately after such issuance multiplied by the current Conversion Price.

                  For the purposes of any adjustment of the Conversion Price pursuant to Section (d)(6)(A) hereof, the following provisions shall be applicable:

                                    (i)      Cash. In the case of the issuance
                           of Common Stock for cash, the amount of the consideration received by the Corporation shall be deemed to be the amount of the cash proceeds received by the Corporation for such Common Stock before deducting therefrom any discounts, commissions, taxes or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                                    (ii)     Consideration Other Than Cash. In
                           the case of the issuance of Common Stock (otherwise than upon the conversion of shares of capital stock or other securities of the Corporation) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors, irrespective of any accounting treatment, whose determination shall be conclusive.

                                    (iii)    Options and Convertible Securities.
                           Except with respect to any securities that are Excluded Securities, in the case of the issuance of
                           (1) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable), (2) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable) or (3) options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

                                             (a)      the aggregate maximum
                                    number of shares of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections (d)(6)(A)(i) and (ii) hereof, if any, received by the Corporation upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the Common Stock covered thereby;

                                             (b)      the aggregate maximum
                                    number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration (determined in the manner provided in Sections (d)(6)(A)(i) and (ii) hereof), if any, to be received by the Corporation upon the conversion or exchange of such securities, or upon the exercise of any related options, warrants or rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof;

                                             (c)      on any change in the
                                    number of shares of Common Stock deliverable upon exercise of any such options, warrants or rights or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Corporation upon such exercise, conversion or exchange, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price as then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights not exercised prior to such change, or of such convertible or exchangeable securities not converted or exchanged prior to such change, upon the basis of such change;

                                             (d)      on the expiration or
                                    cancellation of any such options, warrants or rights, or the termination of the right to convert or exchange such convertible or exchangeable securities, if the Conversion Price shall have been adjusted upon the issuance thereof, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants, rights or such convertible or exchangeable securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such convertible or exchangeable securities; and

                                             (e)      if the Conversion Price
                                    shall have been adjusted upon the issuance of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Conversion Price shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof.

                           (B) Excluded Securities. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section (d) as a result of the issuance or deemed issuance of any of the foregoing (collectively, the "Excluded Securities"):

                                    (i)      any shares of Common Stock upon the
                           conversion of shares of Series A Preferred Stock;

                                    (ii)     securities of the Corporation
                           offered to the public pursuant to an effective registration statement under the Securities Act;

                                    (iii)    any securities of the Corporation
                           (including any shares of Common Stock that may be issuable pursuant to the conversion or exercise of any options, warrants or rights of the Corporation) pursuant to any commercial agreement if the issuance of such securities is approved by the Board of Directors;

                                    (iv)     any shares of Common Stock as a
                           result of the adjustments to the Conversion Price and the Conversion Rate under this Section (d);

                                    (v)      any options, warrants or rights of
                           the Corporation, and any shares of Common Stock issued at any time following the Original Issue Date (including any shares of Common Stock that may be issuable pursuant to the conversion or exercise of any options, warrants or rights of the Corporation), in each case granted under any employee stock option or incentive plan in which employees or directors of the Corporation may participate;

                                    (vi)     any shares of Common Stock issued
                           in a transaction to which Section (d)(6)(C) or (D) applies; or

                                    (vii)    any shares of Common Stock issued
                           pursuant to the exchange, conversion or exercise of options, warrants or other rights of the Corporation that have previously been incorporated into computations hereunder on the date when such options, warrants or other rights of the Corporation were issued.

                           (C)      Stock Dividends, Subdivisions,
                  Reclassifications or Combinations. If the Corporation shall
                  (i) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any shares of Series A Preferred Stock surrendered for conversion after such date shall be entitled to receive the number of shares of Common Stock which he would have owned or been entitled to receive had such Series A Preferred Stock been converted immediately prior to such date. Successive adjustments in the Conversion Price shall be made whenever any event specified above shall occur.

                           (D) Other Distributions. In case the Corporation shall fix a record date for making of a distribution to all holders of shares of its Common Stock of (i) shares of any class other than its Common Stock, (ii) evidences of indebtedness of the Corporation, (iii) assets (excluding cash dividends or distributions, or dividends or distributions referred to in Section (d)(6)(C) hereof), or (iv) rights or warrants (excluding those referred to in Section (d)(6)(A) hereof), in each such case the Conversion Price in effect immediately prior thereto shall be reduced immediately thereafter to the price determined by dividing (1) an amount equal to the difference resulting from (x) the number of shares of Common Stock outstanding on such record date multiplied by the Conversion Price per share on such record date, less (y) the fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of said shares or evidences of indebtedness or assets or rights or warrants to be so distributed, by (2) the number of shares of Common Stock outstanding on such record date. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such distribution is not so made, the Conversion Price then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, rights or warrants, as the case may be, to the Conversion Price which would then be in effect if such record date had not been fixed.

                  (7) De Minimis Adjustments. No adjustment to the Conversion Price (and, therefore, the Conversion Rate) shall be made if such adjustment would result in a change in the Conversion Price of less than $0.01, but any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to $0.01 or more.

                  (8) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall be insufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  (9) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any series or class of securities other than Series A Preferred Stock (A) for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or (B) with respect to an Extraordinary Transaction (other than a tender offer) or any other action described in Section (d)(6)(C) or (D) hereof, the Corporation shall mail to each holder of Series A Preferred Stock, at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or action, and the amount and character of such dividend, distribution or action; provided, however, that the failure to give such notice shall not impair the validity of such dividend, distribution, Extraordinary Transaction or other action.

         (e)      Redemption.

                  (1) Optional Redemption. The Series A Preferred Stock is redeemable by the Corporation, in whole or in part, at any time or from time to time after issuance of the Series A Preferred Stock at the option of the Corporation, on at least 20 but not more than 90 days' written notice (the "Redemption Notice"). With respect to any such redemption, each share of Series A Preferred Stock will be redeemable at a price equal to the greater of (A) the then applicable Liquidation Value and (B) the Stated Value, plus the dividends that would have accrued on the Series A Preferred Stock in the event that no dividends were declared and paid by the Corporation for a period of three years from the Original Issue Date (the "Redemption Price"). The Redemption Price is payable in cash. Any holder of Series A Preferred Stock may, in lieu of receiving cash pursuant to this Section (e), exercise such holder's conversion rights pursuant to Section

         (d)(2) hereof by giving the Corporation a Conversion Notice no later than 10 days after the Corporation delivers the Redemption Notice.

                  (2) Mandatory Redemption. On the fifth anniversary of the Original Issue Date, the Company must, at its option (A) redeem each share of Preferred Stock for a cash payment equal to the then applicable Liquidation Value or (B) convert each share of Series A Preferred Stock into a number of shares of Common Stock equal to the then Conversion Rate in accordance with the applicable provisions of Section (d).

         (f) Protective Provisions. In addition to any other rights provided by law, so long as any shares of Series A Preferred Stock are then outstanding, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Articles of Incorporation, without first obtaining the affirmative vote or written consent of the holders of 66"% of the total number of shares of Series A Preferred Stock outstanding, voting together as a single class, the Corporation shall not:

                  (1) amend or repeal any provision of, or add any provision to, the Articles of Incorporation or the Bylaws, if such action would materially and adversely alter the preferences, rights, privileges or powers of, or restrictions provided for the benefit of, holders of Series A Preferred Stock; or

                  (2) issue any shares of capital stock with preferences, limitations and relative rights that would be superior to or pari passu with the Series A Preferred Stock.

         (g) Notices. Any notice required by the provisions hereof to be given to the holders of shares of Series A Preferred Stock shall be deemed given
(i) on the date of delivery, if such notice is hand-delivered to such holder or
(ii) on the third business day following (and not including) the date on which such notice is either sent via express courier or deposited in the United States Mail, first-class, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation. Notice by any other means shall not be deemed effective until actually received.

         (h) Determination of Market Price. In each case where these Articles of Amendment refer to the OTC-BB to calculate the market price of the Common Stock and at such time the Common Stock is not quoted on the OTC-BB, the following provisions shall apply:

                  (1) If the Common Stock is listed on a national securities exchange, the average closing bid price shall be calculated according to the closing price of the Common Stock as reported by such exchange.

                  (2) If the Common Stock is not listed on a national securities exchange but is quoted on any tier of The Nasdaq Stock Market, Inc. ("Nasdaq"), or any successor thereto, the average closing bid price shall be calculated according to the closing bid price of the Common Stock as reported by such tier of Nasdaq.

                  (3) If the Common Stock is not listed on a national securities exchange or quoted on a tier of Nasdaq, the average closing bid price shall be calculated according to the closing price of the Common Stock as reported by the "Pink Sheets" published by The National Quotation Bureau, Inc., or any successor thereto, or as reported by any other electronic or non-electronic quotation system that publishes or reports daily quotations of the Common Stock.

                  (4) If none of the foregoing apply, the average closing bid price shall be as determined in good faith by a resolution of the Board of Directors.

                                      * * *

                            ARTICLES OF AMENDMENT TO
                          ARTICLES OF INCORPORATION OF
                           AER ENERGY RESOURCES, INC.

         In accordance with Sections 14-2-602 and 14-2-1006 of the Georgia Business Corporation Code (the "Code"), AER Energy Resources, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the Code, DOES HEREBY CERTIFY:

         1.       The name of the Corporation is AER Energy Resources, Inc.

         2. The following resolution setting forth an amendment to the Corporation's Articles of Incorporation has been duly adopted by the Corporation's Board of Directors:

                           RESOLVED, THAT ARTICLE II OF THE CORPORATION'S
                  ARTICLES OF INCORPORATION IS HEREBY AMENDED BY ADDING THE FOLLOWING PROVISIONS TO THE END OF SECTION 2.4: "THE CORPORATION IS AUTHORIZED TO ISSUE 250,000 SHARES OF SERIES B CONVERTIBLE PREFERRED STOCK, NO PAR VALUE (THE "SERIES B PREFERRED STOCK"). THE SERIES B PREFERRED STOCK SHALL HAVE THE TERMS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS SET FORTH ON EXHIBIT A HERETO."

         3. The "Exhibit A" referenced in the foregoing resolution is included in these Articles of Amendment and is the same "Exhibit A" as is attached hereto.

         4. The foregoing resolution containing the amendment was duly adopted on February 26, 2001, by the Corporation's Board of Directors in accordance with the provisions of Sections 14-2-602 and 14-2-1002 of the Code. This amendment was adopted by the Corporation's Board of Directors without shareholder action and such shareholder action was not required.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed by the undersigned duly authorized officer, this 27th day of February, 2001.


                               AER ENERGY RESOURCES, INC.


                               By: /s/  J. T. MOORE
                                  ----------------------------------------------
                                  J.T. Moore
                                  Vice President and Chief Financial Officer

                                    EXHIBIT A

             TERMS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF
                     SERIES B CONVERTIBLE PREFERRED STOCK OF
                           AER ENERGY RESOURCES, INC.

         The following terms shall have the meanings specified:

         "Articles of Incorporation" shall mean the Articles of Incorporation of the Corporation, as amended.

         "Base Price" shall mean $0.448.

         "Board of Directors" shall mean the board of directors of the Corporation.

         "Bylaws" shall mean the bylaws of the Corporation, as amended.

         "Common Stock" shall mean the common stock, no par value per share, of the Corporation.

         "Conversion Notice" shall have the meaning provided in Section (d)(5) hereof.

         "Conversion Price" shall equal $0.515; provided, however, that if 115% of the average closing bid price of the Common Stock as reported on the OTC-BB for the 20 consecutive trading days ending on the first anniversary of the Original Issue Date (such 20-day average price being referred to in this definition as the "Adjusted Price") is less than the Conversion Price, then the Conversion Price shall equal the greater of (1) 115% of the Adjusted Price and
(2) $0.336; provided, further, that the Conversion Price shall also be subject to the adjustments provided in Section (d)(6) hereof.

         "Conversion Rate" shall equal such number of shares of Common Stock equal to (1) the then applicable Liquidation Value, divided by (2) the then applicable Conversion Price.

         "Conversion Rights" shall have the meaning provided in Section (d) hereof.

         "Conversion Shares" shall mean the shares of Common Stock into which each share of Series B Preferred Stock is convertible pursuant to Section (d) hereof.

         "Corporation" shall mean AER Energy Resources, Inc., a Georgia corporation.

          "Extraordinary Transaction" shall mean any of the following events:

         (1) the consummation of a merger, share exchange, acquisition of stock or other similar transaction, as a result of which the Corporation shall not continue to exist or shall continue to exist only as a subsidiary of another entity (other than a parent or subsidiary of the Corporation);

         (2) the consummation of a sale of all or substantially all the assets of the Corporation to a person or entity (other than a parent or subsidiary of the Corporation); or

         (3) the public announcement of a tender offer (other than by a parent or subsidiary of the Corporation) for all of the outstanding shares of Common Stock.

         "Georgia Code" shall mean the Georgia Business Corporation Code, O.C.G.A.ss.14-2-101 et seq., as amended.

         "Liquidation" shall have the meaning provided in Section (b) hereof.

         "Liquidation Value," with respect to a share of Series B Preferred Stock, shall equal the Stated Value of such share plus all accrued but unpaid dividends with respect to such share.

         "Original Issue Date" shall mean February 27, 2001.

         "OTC-BB" shall mean the Over-the-Counter Bulletin Board automated quotation system operated by The Nasdaq Stock Market, Inc., or any successor quotation system.

         "Redemption Notice" shall have the meaning provided in Section (e)(1) hereof.

         "Redemption Price" shall have the meaning provided in Section (e)(1) hereof.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Series A Preferred Stock" shall mean the 425,000 shares of Series A Convertible Preferred Stock, no par value, established by the Corporation on September 27, 2000.

         "Series B Preferred Stock" shall mean the 250,000 shares of Series B Convertible Stock, no par value, hereby established.

         "Stated Value" per share of the Series B Preferred Stock shall mean the per share issue price for any share of Series B Preferred Stock, as adjusted pursuant to Section (d)(6) hereof after the Original Issue Date. The initial Stated Value per share of Series B Preferred Stock is $10.00.

         The terms, preferences, limitations and relative rights of the Series B Preferred Stock are as follows:

         (a) Dividend Rights. The following dividend rights shall apply to the Series B Preferred Stock:

                  (1) The holders of outstanding shares of Series B Preferred Stock shall be entitled to receive cash dividends when, as and if declared by the Board of Directors out of any funds legally available therefor at the rate of 6.75% of the Liquidation Value per annum, or $0.675 per share of Series B Preferred Stock based upon the initial Stated Value per share.

                  (2) Dividends shall accrue on each share of Series B Preferred Stock from the Original Issue Date, and shall accrue from day to day, whether or not earned or declared and whether or not there shall be funds legally available for the payment of such dividends. Such dividends shall be cumulative so that, if such dividends in respect of any previous or current quarterly dividend period, at the rate specified above, shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution shall be paid on or declared and set apart for the Common Stock or any other stock ranking junior to the Series B Preferred Stock. Any accumulation of dividends on the Series B Preferred Stock shall not bear interest.

                  (3) No cash dividend shall be paid or declared on Common Stock or any other stock ranking junior to the Series B Preferred Stock as to dividend preference unless (A) full accrued and unpaid dividends on the Series B Preferred Stock for all past dividend periods and the then current dividend period shall have been paid or declared and a sum sufficient for the payment above set apart and (B) the Corporation shall also pay each holder of the Series B Preferred Stock the amount of such cash dividend per share of Common Stock, multiplied by the number of shares of Common Stock that such holder would have received if, immediately prior to the declaration date of such dividend, all shares of Series B Preferred Stock owned by such holder were converted into Common Stock pursuant to Section (d) hereof.

                  (4) Each dividend shall be paid to the holders of record of the Series B Preferred Stock as they shall appear on the stock register of the Corporation on such record date, not exceeding 45 days nor less than 10 days preceding a dividend payment date, as shall be fixed by the Board of Directors or a duly authorized committee thereof.

                  (5) The Series B Preferred Stock shall rank as to payment of dividends on a parity with the Series A Preferred Stock.

         (b)      Liquidation Rights.

                  (1) Subject to the rights of any class of stock of the Corporation with liquidation preferences senior to the Series B Preferred Stock, in the event of the liquidation, dissolution or winding up for any reason, including, without limitation, bankruptcy, of the Corporation or any of the Corporation's subsidiaries, the assets of which constitute all or substantially all the assets of the business of the Corporation and its subsidiaries taken as a whole (each such event being referred to as a "Liquidation"), the holders of the outstanding shares of Series B Preferred Stock shall be entitled to receive in exchange for and in redemption of each share of their Series B Preferred Stock, and on a parity with the holders of any capital stock ranking pari passu to the Series B Preferred Stock, from any funds, proceeds or assets legally available for distribution to shareholders, an amount equal to the greater of (1) the Liquidation Value as of the date that the Liquidation is approved by the shareholders of the Corporation, or, if no such approval is required, the Board of Directors, or (2) the aggregate amount of such funds, proceeds or assets, multiplied by a fraction:

                           (x) the numerator of which is the number of Conversion Shares to which the holder of such share of Series B Preferred Stock would be entitled to receive by virtue of converting such share; and

                           (y) the denominator of which is the aggregate of the number of Conversion Shares, shares of Common Stock outstanding, and all other shares of outstanding capital stock of any series the holders of which are entitled to participate in the proceeds of a Liquidation.

                  (2) All the preferential amounts to be paid to the holders of Series B Preferred Stock under this Section (b) shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any funds, proceeds or assets of the Corporation to, the holders of shares of Common Stock or any class or series of stock of the Corporation ranking junior to the Series B Preferred Stock in connection with a Liquidation as to which this Section (b) applies. If the funds, proceeds and assets to be distributed to the holders of Series B Preferred Stock are insufficient to permit the payment to such holders of the full amounts payable to such holders, the funds, proceeds and assets legally available for distribution shall be distributed ratably among the holders of Series B Preferred Stock in proportion to the full amount each such holder is otherwise entitled to receive.

                  (3) The Series B Preferred Stock shall rank as to payments upon Liquidation on a parity with the Series A Preferred Stock.

         (c) Voting Rights. Except as provided herein or by the Code, the Series B Preferred Stock shall not have any voting rights.

         (d) Conversion. The holders of Series B Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  (1)      Conversion Rate.

                           (A) For purposes of this Section (d), each share of Series B Preferred Stock shall be convertible, at the times and under the conditions described in this Section (d), at the rate of one share of Series B Preferred Stock to the number of shares of Common Stock that equals the

         Conversion Rate. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the shares of Series B Preferred Stock to be converted in accordance with the procedures described in Section (d)(5) hereof.

                           (B) No fractional shares of Common Stock shall be issued upon conversion of Series B Preferred Stock, and any shares of Series B Preferred Stock surrendered for conversion that would otherwise result in a fractional share of Common Stock shall be redeemed in cash at the then effective Conversion Price per share, payable as promptly as possible when funds are legally available therefor.

         (2) Conversion at Option of Holders. Subject to Section (d)(5) hereof, each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after issuance, in whole or in part, at the office of the Corporation or any transfer agent for the Series B Preferred Stock, into Common Stock at the then effective Conversion Rate

         (3)      Conversion at Option of Company.

                  (A) Beginning on the date that is three years after the Original Issue Date, and if all the conditions of Section (d)(3)(B) are satisfied, the Corporation may require that each holder of Series B Preferred Stock convert such holder's shares of Series B Preferred Stock into Common Stock in accordance with Section (d) hereof.

                  (B) All of the following conditions must be met in order for the Corporation to exercise the conversion rights set forth in Section (d)(3)(A) hereof:

                           (i) the average closing bid price of a share of the Common Stock (as reported on the OTC-BB) for any 20 trading days out of the 30 trading days immediately preceding such exercise shall be greater than or equal to 250% of the Conversion Price as of the date of such exercise;

                           (ii) a registration statement filed under the Securities Act covering the resale of shares of Common Stock that may be received upon the conversion of all shares of the Series B Preferred Stock (the "Resale Registration Statement") is effective and has been continuously effective for at least three months;

                           (iii) from the effective date of the Resale Registration Statement until the date of such exercise, the Common Stock has been continuously listed or quoted on a national securities exchange, on any tier of The Nasdaq Stock Market, Inc. or on an automated inter-dealer quotation system (including the OTC-BB), and the Corporation has not received any written notice stating that such exchange, market or system has delisted or is seeking to delist the Common Stock from such exchange, market or system; and

                           (iv) for a three-month period ending on the Conversion Date with respect to such exercise, there has not been a public announcement of an Extraordinary Transaction that is pending on or has been consummated before the Conversion Date.

         (4) Conversion Upon Extraordinary Transaction. At any time after the date that an Extraordinary Transaction has been announced and is then pending, any holder of Series B Preferred Stock may convert all of its shares of Series B Preferred Stock into a number of shares of Common Stock calculated by dividing (A) the greater of (i) the then applicable Liquidation Value and (ii) the Stated Value, plus the dividends that would have accrued on the Series B Preferred Stock in the event that no dividends were declared and paid by the Corporation for a period of three years from the Original Issue Date, by (B) the then applicable Conversion Price.

         (5) Mechanics of Conversion. Before any holder of Series B Preferred Stock shall be entitled to receive certificates representing the shares of Common Stock into which shares of Series B Preferred Stock are converted in accordance with Sections (d)(2), (d)(3), (d)(4) or (e)(2) hereof, such holder shall surrender the certificate or certificates for such shares of Series B Preferred Stock, duly endorsed, with signatures guaranteed, at the office of the Corporation or of any transfer agent for the Series B Preferred Stock, and shall give written notice to the Corporation at such office of the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued, if different from the name shown on the books and records of the Corporation (the "Conversion Notice"). The Conversion Notice shall also contain such representations as may reasonably be required by the Corporation to the effect that the shares to be received upon conversion are not being acquired and will not be transferred in any way that might violate the then applicable securities laws. The Corporation shall, as soon as practicable thereafter and in no event later than 10 days after the delivery of said certificates and Conversion Notice, issue and deliver at such office to such holder of Series B Preferred Stock, or to the nominee or nominees of such holder as provided in the Conversion Notice, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. The conversion shall be effective at the time the Corporation accepts the Conversion Notice as being proper in form and substance. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion pursuant to Sections (d)(2), (d)(3), (d)(4) or (e)(2) hereof shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of the effective date of conversion pursuant to this Section
(d). All certificates issued upon the exercise or occurrence of the conversion shall contain a legend governing restrictions upon such shares imposed by law (if any) or agreement of the holder or his or its predecessors, successors or permitted assigns.

         (6) Conversion Price Adjustments. The Stated Value (and therefore, the Liquidation Value, the Conversion Price, the corresponding Conversion Rate and the $0.515 and $0.336 figures set forth in the definition of Conversion Price) shall be subject to adjustment from time to time as follows:

                  (A) Common Stock Issued at Less Than the Current Conversion Price. If the Corporation shall issue any Common Stock other than Excluded Securities (as hereinafter defined) without consideration or for a consideration per share less than the then current Conversion Price, the Conversion Price in effect immediately prior to each such issuance shall immediately (except as provided below) be reduced by multiplying the Conversion Price by a fraction of which the numerator shall be an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance multiplied by the current Conversion Price plus (y) the consideration, if any, received by the Corporation upon such issuance and the denominator shall be the total number of shares of Common Stock outstanding immediately after such issuance multiplied by the current Conversion Price.

         For the purposes of any adjustment of the Conversion Price pursuant to Section (d)(6)(A) hereof, the following provisions shall be applicable:

                           (i) Cash. In the case of the issuance of Common Stock for cash, the amount of the consideration received by the Corporation shall be deemed to be the amount of the cash proceeds received by the Corporation for such Common Stock before deducting therefrom any discounts, commissions, taxes or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                           (ii) Consideration Other Than Cash. In the case of the issuance of Common Stock (otherwise than upon the conversion of shares of capital stock or other securities of the Corporation) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors, irrespective of any accounting treatment, whose determination shall be conclusive.

                           (iii) Options and Convertible Securities. Except with respect to any securities that are Excluded Securities, in the case of the issuance of (1) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable), (2) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable) or (3) options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

                                    (a)      the aggregate maximum number of
                           shares of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections (d)(6)(A)(i) and (ii) hereof, if any, received by the Corporation upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the Common Stock covered thereby;

                                    (b)      the aggregate maximum number of
                           shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration (determined in the manner provided in Sections
                           (d)(6)(A)(i) and (ii) hereof), if any, to be received by the Corporation upon the conversion or exchange of such securities, or upon the exercise of any related options, warrants or rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof;

                                   (c)       on any change in the number of
                           shares of Common Stock deliverable upon exercise of any such options, warrants or rights or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Corporation upon such exercise, conversion or exchange, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price as then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights not exercised prior to such change, or of such convertible or exchangeable securities not converted or exchanged prior to such change, upon the basis of such change;

                                    (d)      on the expiration or cancellation
                           of any such options, warrants or rights, or the termination of the right to convert or exchange such convertible or exchangeable securities, if the Conversion Price shall have been adjusted upon the issuance thereof, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants, rights or such convertible or exchangeable securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such convertible or exchangeable securities; and

                                    (e)      if the Conversion Price shall have
                           been adjusted upon the issuance of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Conversion Price shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof.

                  (B) Excluded Securities. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section (d) as a result of the issuance or deemed issuance of any of the foregoing (collectively, the "Excluded Securities"):

                           (i)      any shares of Common Stock upon the
                  conversion of shares of Series A Preferred Stock or Series B Preferred Stock;

                           (ii) securities of the Corporation offered to the public pursuant to an effective registration statement under the Securities Act;

                           (iii) any securities of the Corporation (including any shares of Common Stock that may be issuable pursuant to the conversion or exercise of any options, warrants or rights of the

                  Corporation) pursuant to any commercial agreement if the issuance of such securities is approved by the Board of Directors;

                          (iv) any shares of Common Stock as a result of the adjustments to the Conversion Price and the Conversion Rate under this Section (d) or the similar provisions of the Series A Preferred Stock;

                           (v) any options, warrants or rights of the Corporation, and any shares of Common Stock issued at any time following the Original Issue Date (including any shares of Common Stock that may be issuable pursuant to the conversion or exercise of any options, warrants or rights of the Corporation), in each case granted under any employee stock option or incentive plan in which employees or directors of the Corporation may participate;

                           (vi) any shares of Common Stock issued in a transaction to which Section (d)(6)(C) or (D) applies; or

                           (vii) any shares of Common Stock issued pursuant to the exchange, conversion or exercise of options, warrants or other rights of the Corporation that have previously been incorporated into computations hereunder on the date when such options, warrants or other rights of the Corporation were issued.

                  (C) Stock Dividends, Subdivisions, Reclassifications or Combinations. If the Corporation shall (i) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any shares of Series B Preferred Stock surrendered for conversion after such date shall be entitled to receive the number of shares of Common Stock which he would have owned or been entitled to receive had such Series B Preferred Stock been converted immediately prior to such date. Successive adjustments in the Conversion Price shall be made whenever any event specified above shall occur.

                  (D) Other Distributions. In case the Corporation shall fix a record date for making of a distribution to all holders of shares of its Common Stock of (i) shares of any class other than its Common Stock, (ii) evidences of indebtedness of the Corporation, (iii) assets (excluding cash dividends or distributions, or dividends or distributions referred to in Section (d)(6)(C) hereof), or (iv) rights or warrants (excluding those referred to in Section (d)(6)(A) hereof), in each such case the Conversion Price in effect immediately prior thereto shall be reduced immediately thereafter to the price determined by dividing (1) an amount equal to the difference resulting from (x) the number of shares of Common Stock outstanding on such record date multiplied by the Conversion Price per share on such record date, less (y) the fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of said shares or evidences of indebtedness or assets or rights or warrants to be so distributed, by
         (2) the number of shares of Common Stock outstanding on such record date. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such distribution is not so made, the Conversion Price then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, rights or warrants, as the case may be, to the Conversion Price which would then be in effect if such record date had not been fixed.

         (7) De Minimis Adjustments. No adjustment to the Conversion Price (and, therefore, the Conversion Rate) shall be made if such adjustment would result in a change in the Conversion Price of less than $0.01, but any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to $0.01 or more.

         (8) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall be insufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         (9) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any series or class of securities other than Series B Preferred Stock (A) for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or (B) with respect to an Extraordinary Transaction (other than a tender offer) or any other action described in Section (d)(6)(C) or (D) hereof, the Corporation shall mail to each holder of Series B Preferred Stock, at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or action, and the amount and character of such dividend, distribution or action; provided, however, that the failure to give such notice shall not impair the validity of such dividend, distribution, Extraordinary Transaction or other action.

         (e)      Redemption.

                  (1) Optional Redemption. The Series B Preferred Stock is redeemable by the Corporation, in whole or in part, at any time or from time to time after issuance of the Series B Preferred Stock at the option of the Corporation, on at least 20 but not more than 90 days' written notice (the "Redemption Notice"). With respect to any such redemption, each share of Series B Preferred Stock will be redeemable at a price equal to the greater of (A) the then applicable Liquidation Value and (B) the Stated Value, plus the dividends that would have accrued on the Series B Preferred Stock in the event that no dividends were declared and paid by the Corporation for a period of three years from the Original Issue Date (the "Redemption Price"). The Redemption Price is payable in cash. Any holder of Series B Preferred Stock may, in lieu of receiving cash pursuant to this Section (e), exercise such holder's conversion rights pursuant to Section (d)(2) hereof by giving the Corporation a Conversion Notice no later than 10 days after the Corporation delivers the Redemption Notice.

                  (2) Mandatory Redemption. On the fifth anniversary of the Original Issue Date, the Company must, at its option (A) redeem each share of Preferred Stock for a cash payment equal to the then applicable Liquidation Value or (B) convert each share of Series B Preferred Stock into a number of shares of Common Stock equal to the then Conversion Rate in accordance with the applicable provisions of Section (d).

         (f) Protective Provisions. In addition to any other rights provided by law, so long as any shares of Series B Preferred Stock are then outstanding, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Articles of Incorporation, without first obtaining the affirmative vote or written consent of the holders of 66"% of the total number of shares of Series B Preferred Stock outstanding, voting together as a single class, the Corporation shall not:

                  (1) amend or repeal any provision of, or add any provision to, the Articles of Incorporation or the Bylaws, if such action would materially and adversely alter the preferences, rights, privileges or powers of, or restrictions provided for the benefit of, holders of Series B Preferred Stock; or

                  (2) issue any shares of capital stock with preferences, limitations and relative rights that would be superior to or pari passu with the Series B Preferred Stock.

         (g) Notices. Any notice required by the provisions hereof to be given to the holders of shares of Series B Preferred Stock shall be deemed given
(i) on the date of delivery, if such notice is hand-delivered to such holder or
(ii) on the third business day
following (and not including) the date on which such notice is either sent via express courier or deposited in the United States Mail, first-class, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation. Notice by any other means shall not be deemed effective until actually received.

         (h) Determination of Market Price. In each case where these Articles of Amendment refer to the OTC-BB to calculate the market price of the Common Stock and at such time the Common Stock is not quoted on the OTC-BB, the following provisions shall apply:

                  (1) If the Common Stock is listed on a national securities exchange, the average closing bid price shall be calculated according to the closing price of the Common Stock as reported by such exchange.

                  (2) If the Common Stock is not listed on a national securities exchange but is quoted on any tier of The Nasdaq Stock Market, Inc. ("Nasdaq"), or any successor thereto, the average closing bid price shall be calculated according to the closing bid price of the Common Stock as reported by such tier of Nasdaq.

                  (3) If the Common Stock is not listed on a national securities exchange or quoted on a tier of Nasdaq, the average closing bid price shall be calculated according to the closing price of the Common Stock as reported by the "Pink Sheets" published by The National Quotation Bureau, Inc., or any successor thereto, or as reported by any other electronic or non-electronic quotation system that publishes or reports daily quotations of the Common Stock.

                  (4) If none of the foregoing apply, the average closing bid price shall be as determined in good faith by a resolution of the Board of Directors.

                                      * * *